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                                                                     EXHIBIT 3.3


                               RESTATED BY-LAWS

                                      OF

                            EPI TECHNOLOGIES, INC.

                                   ARTICLE I

                                 STOCKHOLDERS

    Section 1. PLACE OF STOCKHOLDERS' MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

    Section 2. DATE, HOUR AND PURPOSE OF ANNUAL MEETINGS OF STOCKHOLDERS. Annual meetings of stockholders, commencing with the year 1998, shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast at such election, a Board of Directors, and transact such other business as may properly be brought before the meeting. If for any reason a Board of Directors shall not be elected at the annual meeting of stockholders, or if it appears that such annual meeting is not held on such date as may be fixed by the Directors in accordance with the provisions of these Restated By-laws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

    Section 3. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by the President, a majority of the Board of Directors, or by stockholders owning shares representing at least 20% of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting.

    Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise expressly required or permitted by the laws of Delaware, not less than 10 days nor more than 60 days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation.

    An affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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    Section 5.  QUORUM OF STOCKHOLDERS.

           (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders the presence in person or by proxy of stockholders of record of at least a majority of the stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum.

           (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in
    Section 5(d) below and except where expressly required by law.

           (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

           (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

    Section 6. CHAIRMAN AND SECRETARY OF MEETING. The Chairman, or in his absence, the Vice Chairman, or in his absence, the President, or in his absence, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

    Section 7. VOTING BY STOCKHOLDERS. Except as may be otherwise provided by the Second Restated Certificate of Incorporation or by these Restated By-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Second Restated Certificate of Incorporation or these Restated By-laws.

    Section 8. PROXIES. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact or any other manner permitted by the General Corporation Law of the State of Delaware. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.


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    Section 9.  LIST OF STOCKHOLDERS.

           (a) At least 10 days before every meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

           (b) During ordinary business hours, for a period of at least 10 days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

           (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

           (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                  ARTICLE II

                                  DIRECTORS

    Section 1. POWERS OF DIRECTORS. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Second Restated Certificate of Incorporation or these Restated By-laws required to be exercised or done by the stockholders.

    Section 2. NUMBER, METHOD OF ELECTION, TERMS OF OFFICE OF DIRECTORS. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be determined by resolution of the Board of Directors, but the number shall not be less than three, provided, however, that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Each Director shall hold office until his successor is elected and qualified, provided, however, that a Director may resign at any time.


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    Section 3.  VACANCIES ON BOARD OF DIRECTORS.

           (a) Any Director may resign his office at any time by delivering his resignation in writing to the Chairman or the President or the Secretary.
    It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

           (b) Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

    Section 4. REMOVAL OF DIRECTORS. Subject to the rights of the holders of any class or series of the voting stock then outstanding, any director or the entire Board of Directors may be removed from office, at any time, with or without cause by the affirmative vote of stockholders owning shares representing at least 75% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class.

    Section 5.  MEETINGS OF THE BOARD OF DIRECTORS.

           (a) The Board of Directors may hold its meetings, both regular and special, either within or outside the State of Delaware.

           (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

           (c) The first meeting of each newly elected Board of Directors for the election of officers and the transaction of such other business as may come before it (except the initial Board of Directors) shall be held as soon as practicable after the annual meeting of the stockholders.

           (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors constituting one-third of the number of Directors then in office, but not less than two Directors.

           (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before the meeting or by telegraphing, faxing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.


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    Section 6.  QUORUM AND ACTION.  A majority of the total number of directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Second Restated Certificate of Incorporation or these Restated By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

    Section 7. PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officers shall appoint a secretary of the meeting, who may, but need not, be a Director.

    Section 8. ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

    Section 9. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive Committee to serve during the pleasure of the Board. The Executive Committee shall consist of three members, or such greater number of members as the Board of Directors may by resolution from time to time fix. One of such members shall be the Chairman of the Board, who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these Restated By-laws or otherwise, except to the extent restricted in the resolutions of the Board of Directors appointing the members of the Executive Committee. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

    Section 10. OTHER COMMITTEES. The Board of Directors may also appoint from among its members such other committees of two or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

    Section 11. COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.


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                                  ARTICLE III

                                   OFFICERS

    Section 1. EXECUTIVE OFFICERS OF THE CORPORATION. The executive officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors also may appoint a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two offices except those of Chairman of the Board and Vice Chairman of the Board, President and Vice President, or President and Secretary may be filled by the same person. None of the officers need be a member of the Board except the Chairman of the Board and the Vice Chairman of the Board.

    Section 2. CHOOSING OF EXECUTIVE OFFICERS. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

    Section 3. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    Section 4. SALARIES. The salaries, if any, of officers and agents of the Corporation specially appointed by the Board shall be fixed by the Board of Directors.

    Section 5. TERM, REMOVAL AND VACANCIES. The officers of the Corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.
Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

    Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders. In the absence or disability of the Chairman of the Board:
(a) the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, and (b) the powers and duties of the Chairman of the Board shall be exercised jointly by the Vice Chairman of the Board and the President until such authority is altered by action of the Board of Directors. The Chairman of the Board shall present to the Annual Meeting of Stockholders a report of the business of the preceding fiscal year.

    Section 7. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if any, shall have such powers and perform such duties as are provided in these Restated By-laws or as may be delegated to him by the Chairman of the Board, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

    Section 8. PRESIDENT. The President shall have such powers and perform such duties as are provided in these Restated By-laws or as may be delegated to him by the Board of Directors or


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the Chairman of the Board.  The President shall be the Chief Executive
Officer of the Corporation and shall have all the duties and responsibilities previously enumerated for the Chairman of the Board. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the stockholders.

    Section 9. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge and supervision of the business of the Company and shall exercise and perform all the duties incident to the office of the Chief Executive Officer. He shall have direct supervision of the other officers and shall also exercise and perform such powers and duties as may be assigned to him by the Board of Directors.

    Section 10. POWERS AND DUTIES OF VICE PRESIDENTS. Any Vice President designated by the Board of Directors shall, in the absence, disability, or inability to act of the President, perform all duties and exercise all the powers of the President and shall perform such other duties as the Board may from time to time prescribe. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board.

    Section 11.  POWERS AND DUTIES OF TREASURER AND ASSISTANT TREASURERS.

            (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman, the President or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

            (b) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

            (c) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid by him on account of the Corporation and of all securities received and delivered by the Corporation.

            (d) Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence


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

    of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

    Section 12.  POWERS AND DUTIES OF SECRETARY AND ASSISTANT SECRETARIES.

            (a) The Secretary shall attend all meetings of the Board, all meetings of the stockholders, and shall keep the minutes of all proceedings of the stockholders and the Board of Directors in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the provisions of these Restated By-laws and as required by the laws of Delaware. The Secretary may, with the President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these Restated By-laws or assigned to him and all other acts incident to the position of Secretary.

            (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

            (c) In no case shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax return.


                                  ARTICLE IV

                                 CAPITAL STOCK

    Section 1.  STOCK CERTIFICATES.

           (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or the Vice Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

           (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.


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

           (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

           (d) Certificates of stock shall be issued in such form not inconsistent with the Second Restated Certificate of Incorporation as shall be approved by the Board of Directors or by the Secretary of the Corporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

    Section 2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

    Section 3. TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

    Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

    Section 5.  TRANSFER AGENT, REGISTRAR, RULES RESPECTING CERTIFICATES.
The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

    Section 6.  FIXING RECORD DATE FOR DETERMINATION OF STOCKHOLDERS OF
                RECORD.

           (a) The Board of Directors may fix a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of a meeting of


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

    the stockholders. A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           (b) The Board of Directors may fix a date as the record date for the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

           (c) The Board of Directors may fix a date as the record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for any other lawful purpose, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to the date of any such action.


                                   ARTICLE V

                      SECURITIES HELD BY THE CORPORATION

    Section 1. VOTING. Unless the Board of Directors shall otherwise order, the Chairman, the Vice Chairman, the President, any Vice President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

    Section 2. GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE CORPORATION.

           (a) Any of the following officers, to-wit: the Chairman, the President, any Vice President, the Treasurer or the Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.


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

           (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the Restated By-laws and of such officers is still in full force and effect.


                                  ARTICLE VI

                                  DIVIDENDS

    Section 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Second Restated Certificate of Incorporation.

    Section 2. PAYMENT AND RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserves in the manner in which they were created. Only stockholders of record on the date fixed as the record date for the determination of stockholders entitled to receive payment of any dividend shall be entitled to receive payment of such dividend, notwithstanding any transfer of stock on the books of the Corporation after any such record date.


                                  ARTICLE VII

                              GENERAL PROVISIONS

    Section 1. SIGNATURES OF OFFICERS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.


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

    Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors, and if not so fixed, shall end on the last day of February of each year.

    Section 3. SEAL. Upon resolution of the Board of Directors, the Corporation may elect to have a corporate seal. In such event, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware". Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    Section 4. GENDER. When necessary or appropriate to the meaning hereof, the singular, plural, masculine, feminine and neuter shall be deemed to include each other.


                                 ARTICLE VIII

                      WAIVER OF OR DISPENSING WITH NOTICE

    Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Delaware, the Second Restated Certificate of Incorporation or these Restated By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of a stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.


                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS

    These Restated By-laws, or any of them, may from time to time be supplemented, amended or repealed by the Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present.


                                       -12-